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                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: JUNE 2001


DISTRIBUTION DATE:
                07/20/01

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STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                               Per $1,000 of Original
                                                                                                                  Class A/Class B
                                                                                                                       Amounts
                                                                                                              ----------------------


      (i)       Principal Distribution
                     Class A-1                                                                       $0.00             $0.000000
                     Class A-2                                                                       $0.00             $0.000000
                     Class A-3                                                              $29,284,597.94            $66.555904
                     Class A-4                                                                       $0.00             $0.000000
                     Class B Amount                                                                  $0.00             $0.000000
     (ii)       Interest Distribution
                     Class A-1                                                                       $0.00             $0.000000
                     Class A-2                                                                       $0.00             $0.000000
                     Class A-3                                                                 $282,606.17             $0.642287
                     Class A-4                                                               $1,051,830.00             $4.350000
                     Class B Amount                                                            $382,415.48             $4.683333
    (iii)       Monthly Servicing Fee                                                          $324,314.10
                     Monthly Supplemental Servicing Fee                                              $0.00
     (iv)       Class A-1 Principal Balance (end of Collection Period)                               $0.00
                Class A-1 Pool Factor (end of Collection Period)                                 0.000000%
                Class A-2 Principal Balance (end of Collection Period)                               $0.00
                Class A-2 Pool Factor (end of Collection Period)                                 0.000000%
                Class A-3 Principal Balance (end of Collection Period)                      $36,437,767.62
                Class A-3 Pool Factor (end of Collection Period)                                8.2813108%
                Class A-4 Principal Balance (end of Collection Period)                     $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                               100.000000%
                Class B Principal Balance (end of Collection Period)                        $81,654,551.40
                Class B Pool Factor (end of Collection Period)                                 100.000000%
      (v)       Pool Balance (end of Collection Period)                                    $359,892,319.02

     (vi)       Interest Carryover Shortfall
                     Class A-1                                                                       $0.00             $0.000000
                     Class A-2                                                                       $0.00             $0.000000
                     Class A-3                                                                       $0.00             $0.000000
                     Class A-4                                                                       $0.00             $0.000000
                     Class B                                                                         $0.00             $0.000000
                Principal Carryover Shortfall
                     Class A-1                                                                       $0.00             $0.000000
                     Class A-2                                                                       $0.00             $0.000000
                     Class A-3                                                                       $0.00             $0.000000
                     Class A-4                                                                       $0.00             $0.000000
                     Class B                                                                         $0.00             $0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                         $34,112,773.89
                     Class B Amount                                                                  $0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the
                                 Seller or the Servicer                                     $33,417,330.77



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